Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report with respect to the financial statements and financial highlights of NYLI U.S. Government Liquidity Fund, one of the funds comprising New York Life Investments Funds Trust, incorporated herein by reference, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 24, 2025